Exhibit 10.2
QUANTUM CORPORATION

MARKET-BASED RESTRICTED STOCK UNIT AGREEMENT FOR U.S. EMPLOYEES

Quantum Corporation (the “Company”) hereby grants you, %%FIRST_NAME%-%
%%LAST_NAME%-% (the “Employee”), the number of Restricted Stock Units under the Company's 2021 Inducement Plan (the “Plan”) indicated below. Capitalized terms used and not defined herein will have the meaning set forth in the Plan. Subject to the provisions of Appendix A and of the Plan, the principal features of this award are as follows:

Number of
Restriced Stock
Units:
0 - %%TOTAL_SHARES_GRANTED%-%

Vesting of
Restricted Stock
Units:
The Restricted Stock Units will vest upon achievement of both market goals and time-based vesting requirements, described in detail in Exhibit A.

IMPORTANT:

By electronically accepting this award, you agree that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this grant is contained in Paragraphs 3 through 5 of Appendix A. Especially, you consent that the Company may use and transfer your personal information as described in Paragraph 14 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department (see paragraph 12 below).

Exhibit 10.2
QUANTUM CORPORATION

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT FOR U.S. EMPLOYEES

Quantum Corporation (the “Company”) hereby grants you, %%FIRST_NAME%-%
%%LAST_NAME%-% (the “Employee”), the number of Restricted Stock Units under the Company's 2021 Inducement Plan (the “Plan”) indicated below. Capitalized terms used and not defined herein will have the meaning set forth in the Plan. Subject to the provisions of Appendix A and of the Plan, the principal features of this award are as follows:

Exhibit 10.2
Number of
Restriced Stock
Units:
0 - %%TOTAL_SHARES_GRANTED%-%

Vesting of
Restricted Stock
Units:
The Restricted Stock Units will vest upon achievement of both performance goals and time-based vesting requirements, described in detail in Exhibit A.

IMPORTANT:

By electronically accepting this award, you agree that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this grant is contained in Paragraphs 3 through 5 of Appendix A. Especially, you consent that the Company may use and transfer your personal information as described in Paragraph 14 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department (see paragraph 12 below).

Exhibit 10.2
APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

FOR U.S. EMPLOYEES

1. Grant. The Company hereby grants to the Employee under the Plan the number of Restricted Stock Units indicated on the first page of this Agreement, subject to the terms and conditions set forth in this Agreement, this Appendix A, including the exhibits hereto, and the Plan. When Shares are paid to the Employee in payment for the Restricted Stock Units, par value will be deemed paid by the Employee for each Restricted Stock Unit by past services rendered by the Employee and will be subject to the appropriate tax withholdings.

2. Company’s Obligation to Pay. On any date, a Restricted Stock Unit has a value equal to the Fair Market Value of one Share. Unless and until the Restricted Stock Units have vested in accordance with the Vesting Schedule set forth on the first page of this Agreement, the Employee will have no right to payment of the Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, Restricted Stock Units represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in paragraph 4, and subject to paragraph 5, the Restricted Stock Units subject to this grant will be scheduled to vest in accordance with the vesting provisions set forth in Exhibit A to this Agreement. Restricted Stock Units will only vest if the Employee’s Continuous Status as an Employee is not interrupted through the date on which the Restricted Stock Units otherwise are scheduled to vest.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of all or a portion of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having been earned (vested) as of the date specified by the Administrator. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the interruption of the Employee’s Continuous Status as an Employee (provided that such interruption is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Employee is a “specified employee” within the meaning of Section 409A at the time of such interruption and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Employee on or within the six (6) month period following the interruption of the Employee’s Continuous Status as an Employee, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such interruption, unless the Employee dies during such six (6) month period, in which case, the Restricted Stock Units will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 8. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section

Exhibit 10.2
409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means

Exhibit 10.2
Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

1. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 3 or 4 will be forfeited and cancelled automatically on the first to occur of (a) the date the Employee’s Continuous Status as an Employee is interrupted or (b) the Termination Date set forth on first page of this Agreement.

2. Payment after Vesting. Subject to paragraph 4, Restricted Stock Units that vest will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, but in each such case no later than the date that is two- and-one-half months from the end of the Company’s tax year that includes the vesting date. Notwithstanding the foregoing, and if permitted by the Administrator, the Employee may elect to defer the payout of vested Restricted Stock Units by properly completing and submitting a Restricted Stock Unit Deferral Election to the Company in accordance with the directions on the Election form and such rules and procedures as shall be determined by the Administrator in its sole discretion, which rules and procedures shall comply with the requirements of Section 409A, unless otherwise expressly determined by the Administrator.

3. Death of the Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

4. Responsibility for Taxes. The Employee acknowledges that, regardless of any action the Company or, if different, the Parent or Subsidiary employing the Employee (the “Employer”) takes with respect to any or all income tax, social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount to be withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and
(2)do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee is subject to tax in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

If any tax withholding is required when Shares are issued as payment for vested Restricted Stock Units or, in the discretion of the Company, at such earlier time as the Tax-Related Items are due, the Company will withhold a portion of the Shares that has an aggregate market value sufficient to pay all Tax-Related Items. In addition and to the maximum extent permitted by law, the Company

Exhibit 10.2
(or the Employer) has the right to retain without notice from any fees, salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any Tax-Related Items that the Company

Exhibit 10.2
determines cannot be satisfied through the withholding of otherwise deliverable Shares or that are due prior to the issuance of Shares under the Restricted Stock Unit Award. Notwithstanding the foregoing, the Company, in its sole discretion, may require the Employee to make alternate arrangements satisfactory to the Company for payment of such Tax-Related Items before they arise. Further, if permissible under applicable local law, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require the Employee to satisfy the Tax-Related Items, in whole or in part, by selling a sufficient number of Shares otherwise deliverable to the Employee through such means as the Company may determine in its sole discretion, including through a broker-assisted arrangement or otherwise, equal to the amount to be withheld (and any associated broker or other fees, as applicable).

To avoid negative tax consequences, if Tax-Related Items are satisfied by withholding in Shares otherwise issuable, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory rates or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. In addition, if the obligation for Tax-Related Items is satisfied by withholding in Shares, the Employee is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Restricted Stock Units.

Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any Tax-Related Items that the Company determines must be withheld or collected with respect to the Restricted Stock Units. If the Employee fails to make satisfactory arrangements for the payment of any Tax-Related Items at the time any applicable Restricted Stock Units otherwise vest pursuant to this Agreement or the terms of the Plan, or at the time any Tax-Related Items with respect to the Restricted Stock Units otherwise are due, the Employee permanently will forfeit such Restricted Stock Units and any right to receive the Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

1. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 11, after such issuance, recordation, and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

2. No Effect on Employment. The Employee's employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee's employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this

Exhibit 10.2
Agreement do not constitute an express or implied promise of continued employment for any period of time.

Exhibit 10.2
1. Changes in Shares. In the event that as a result of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, reverse stock split, repurchase or exchange of Shares or other securities of the Company, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, split-up, spin-off or other reorganization, or other change in the corporate structure of the Company affecting the Shares, the Restricted Stock Units will be increased, reduced or otherwise changed, as the Administrator deems necessary or appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award, and by virtue of any such change the Employee will in his capacity as owner of unvested Restricted Stock Units which have been awarded to him (the “Prior Units”) be entitled to new or additional or different restricted stock units, cash, securities (other than rights or warrants to purchase securities) or other property, such new or additional or different restricted stock units, cash, securities or other property will thereupon be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Units, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional units, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

2. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of the Company’s Stock Administration Department, at Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing.

3. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

4. Data Privacy Notice. All of Employee’s information that is described or referenced in this Agreement and the Plan may be used by the Company and its Subsidiaries and affiliates to administer and manage Employee’s participation in the Plan. Employee understands that he or she may contact the Company’s international privacy officer if Employee needs to update or correct any of the information. The Company will transfer this information to, and store this information in one or several of its U.S. offices. In addition, if necessary to administer and manage Employee’s participation in the Plan, the Company may transfer to, or share this information with its Subsidiaries and affiliates and any third party agents acting on the Company’s behalf to provide services to Employee, or any other third parties or governmental agencies, as required or permitted by law or the Safe Harbor framework established by the U.S. Department of Commerce. In particular, without limitation, the Company has engaged eTrade and any entity controlled by, controlling, or under

Exhibit 10.2
common control with eTrade (“eTrade’s affiliates”; and together with eTrade collectively “eTrade”) to provide brokerage

Exhibit 10.2
services and to help administer the Company’s stock plans. eTrade is acting primarily as a data processing agent under the Company’s instructions and directions, but eTrade reserved the right to share Employee’s information with eTrade’s affiliates. Except as provided in this Section or as required or permitted by law or the Safe Harbor framework established by the U.S. Department of Commerce, the Company will not disclose Employee’s information outside the Company without Employee’s consent.

Unless Employee notifies Company within 30 days of the grant of the Restricted Stock Units the Company may use and transfer Employee’s personal information as described in this Section 14, particularly as it concerns transfers to eTrade. Employee understands that participation in the Plan is entirely voluntary and that his or her denial of consent does not have any adverse effects other than exclusion from the Plan.

1. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

2. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

3. Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the settlement of Restricted Stock Units pursuant to paragraph 6, such settlement will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

4. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this or future grants of Restricted Stock Units by electronic means or to request Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to accept this or future grants of Restricted Stock Units through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

5. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

6. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not

Exhibit 10.2
limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and

Exhibit 10.2
all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company, and all other interested persons. No person acting as the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

1. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

2. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

3. Modifications to the Agreement. This Agreement, together with the Employee’s Change of Control Agreement (or any similar severance or change of control arrangement), constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained in the documents described in the preceding sentence. Notwithstanding the preceding, the Change of Control Agreement shall apply to this Award only to the extent provided in Exhibit B. Modifications to this Agreement or the Plan may be made only in an express written agreement executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with these Restricted Stock Units (including settlement or payment thereof), provided that no such revision may materially reduce the economic benefits provided or intended to be provided under this Agreement. Further, in no event will the Company (or any of its Parent or Subsidiaries) reimburse the Employee for any taxes imposed or other costs incurred as a result of Section 409A.

4. Amendment, Suspension or Termination of the Plan. By accepting this award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

5. Notice of Governing Law. This award shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California in United States of America, and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and in no other courts, where this grant is made and/or to be performed.

6. Waiver. The Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other grantee.

Exhibit 10.2

Exhibit 10.2
Exhibit A

[Insert Vesting Terms]

Exhibit 10.2
Exhibit B

To the extent Employee entered into a Change of Control Agreement with the Company (as may be amended from time to time) and while Employee’s Change of Control Agreement remains effective, this Restricted Stock Unit Award will be subject to any vesting acceleration provisions set forth in the Employee’s then-effective Change of Control Agreement (including for example and without limitation, the vesting acceleration being subject to Employee entering into and not revoking a release of claims in favor of the Company).

Exhibit 10.2
Exhibit C

General Provisions

a. General. The provisions of this Exhibit C apply to the Award.

b. Definitions. As used herein, the following definition will apply:

1.“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or re-employment upon the expiration of such leave is guaranteed by contract or statute; or (ii) notification by the Company of termination under a reduction-in-force. Termination of participation in the Plan in the case of a reduction-in-force shall be considered to have occurred upon the earlier of (x) the end of the employee’s continuation period, or (y) the first (1st) day after the three (3) month period immediately following the cessation of his or her employment services with the Company.
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